As filed with the Securities and Exchange Commission on December 14, 2011	Registration No. ____________

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

CONTEMPORARY SIGNED BOOKS, INC.
(Exact name of Registrant as specified in its charter)

Delaware	6960	27-2914348
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

600 Lexington Avenue, 10th Floor
New York, NY 10022

Tel: 212-319-0503
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

c/o NATIONAL CORPORATE RESEARCH, LTD.
 615 SOUTH DUPONT HWY, DOVER, KENT, DE 199901
Tel: 302-734-1450

(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies of all correspondence to:
GERSTEN SAVAGE LLP
Arthur S. Marcus, Esq.
Wendy Zheng, Esq.
600 Lexington Avenue
New York, NY 10022-6018
Tel: (212) 752-9700 Fax: (212) 980-5192

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box: ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if smaller reporting company)	Smaller reporting company ☑

Calculation of Registration Fee

Title of Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Aggregate Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock, $0.001 per share(1)	3,150,000	$0.05	$157,500	$18.05
Common Stock, $0.001 per share(3)	3,000,000	$0.05	$150,000	$17.19
Total	6,150,000		$307,500	$35.24

(1)	The shares of our Common Stock being registered hereunder are being registered for resale by the selling stockholders named in the prospectus.
(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) under the Securities Act of 1933.
(3)	Represents shares of common stock being offered on a “best efforts” basis for the Company’s benefit.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed.  These securities may not be sold until the registration statement filed with the Securities and Exchange Commission of which this prospectus is a part becomes effective.  This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The information in this prospectus is not complete and may be amended. The selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION DATED December 14, 2011

PRELIMINARY PROSPECTUS

CONTEMPORARY SIGNED BOOKS, INC.

6,150,000  SHARES OF COMMON STOCK
OFFERING PRICE OF $ 0.05  PER SHARE

This prospectus relates to the sale of up to 3,150,000 shares of our common stock which may be offered by the selling stockholders identified in this prospectus on page 16 at a price of $0.05 per share until our shares are quoted on the Over-the-Counter Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. All such shares being sold by the selling stockholders are presently issued and outstanding.

This prospectus also relates to the sale of up to 3,000,000 shares of our common stock that we are offering on a best efforts basis for up to ninety (90) days following the date of this prospectus at a price of $0.05, which may be extended by the company for up to an additional ninety (90) day period. If all shares being offered by the company are sold, we will receive an aggregate of $150,000, less approximately $15,000 in expenses.  We accept payments in the form of both cash payments and payments by promissory notes. As a result, we will receive proceeds partially from cash payment and partially from repayment of the promissory notes.  No public market currently exists for the shares being offered.

We will pay all expenses incurred in this offering (other than transfer taxes), and we will not receive any proceeds from sales of shares of our common stock by the selling stockholders.

	public offering price	Underwriting discount and commissions	Proceeds to us*
Per share of common stock	$0.05	$0.00
Total amount of common stock	$150,000	$0.00	$135,000
*reflects offering expenses of an aggregate of $15,000

Our business is subject to many risks and an investment in our common stock will also involve a high degree of risk. You should carefully consider the factors described under the heading “Risk Factors” beginning on page 5 before investing in our common stock.

There is currently no public market for our common stock and we have not applied for listing or quotation on any public market. We have arbitrarily determined the offering price of $ 0.05 per share offered hereby. The offering price bears no relationship to our assets, book value, earnings or any other customary investment criteria. We intend to seek a market maker to file an application with the Financial Industry Regulatory Authority (“FINRA”) to have our common stock quoted on the Over-the-Counter Bulletin Board. We currently have no market maker who is willing to list quotations for our stock. There is no assurance that an active trading market for our shares will develop, or, if developed, that it will be sustained.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

No underwriter or other person has been engaged to facilitate the sale of shares of common stock in this offering. You should rely only on the information contained in this prospectus and the information we have referred you to. We have not authorized any person to provide you with any information about this offering, Contemporary Signed Books, Inc. or the shares of our common stock offered hereby that is different from the information included in this prospectus. If anyone provides you with different information, you should not rely on it.

The date of this prospectus is December 14, 2011

TABLE OF CONTENTS

The following table of contents has been designed to help you find information contained in this prospectus. We encourage you to read the entire prospectus.

PROSPECTUS SUMMARY

This summary highlights certain information contained elsewhere in this prospectus. You should read the entire prospectus carefully, including our financial statements and related notes, and especially the risks described under “Risk Factors” beginning on page 5. All references to “we,” “us,” “our,” “Contemporary Signed Books, Inc.,” “Company” or similar terms used in this prospectus refer to Contemporary Signed Books Inc.  Unless otherwise indicated, the term “fiscal year” refers to our fiscal year ending August 31. Unless otherwise indicated, the term “common stock” refers to shares of our common stock.

Corporate Background and Business Overview

We were incorporated in the state of Delaware on June 10, 2010.  Our office is currently located at 600 Lexington Avenue, 10th Floor, New York, NY 10022. Our telephone number is (212) 319-0503.  Our primary website is www.contemporarysignedbooks.com and the information that is or will be contained on our website does not form a part of the registration statement of which this prospectus is a part.

We are a development stage company that has had limited operations. We have begun to generate minimal revenues from the sale of autographed books published in 2010. As of August 31, 2011, we had total assets of $27,502 and total liabilities of $18,463. From June 10, 2010 (inception) to August 31, 2011, we sustained cumulative losses of $22,461.

We focus on contemporary fiction and non-fiction books, primarily printed in the United States and only autographed first editions. We have purchased 51 autographed books published in 2010 and 37 autographed books published in 2011. Currently only those books published in 2010 are offered for sale on our website.

We will primarily derive revenue from the sale of our books. We currently do not have sufficient capital to enable us to continue to execute our business plan beyond the next twelve (12) months and we do not have plans to seek additional financing in order to conduct the business described in the section entitled, “Our Business”. We can offer no assurance that we will be successful in offering our products. In addition, any number of factors may impact our ability to further develop and expand our products, including our ability to obtain financing if and when necessary; market acceptance of our products; and our ability to gain a sufficient market share. Our business will fail if we cannot successfully implement our business plan or if we cannot develop or successfully market our products.

Summary Financial Information

As of August 31, 2011
Revenues	$495
Operating Expenses	$18,884
Net Loss	$18,511
Total Assets	$27,502
Total Liabilities	$18,463
Total Stockholders’ Equity	$9,039

Summary of the Offering

Shares of common stock being offered by the selling stockholders:	3,150,000 shares of our common stock.

Offering price:	$ 0.05 per share of common stock.

Number of shares outstanding before the offering:	3,150,000

Number of shares outstanding after the offering, if all the shares are sold:	6,150,000

Offering Period
The shares are being offered for a period of up to ninety (90) days following the date of this prospectus at a price of $0.05, which may be extended by the company for up to an additional ninety (90) days period.

Market for the common stock:
There is no public market for our common stock. We intend to seek a market maker to file an application on our behalf to have our common stock quoted on the OTC Bulletin Board. In order for such applicable to be accepted, we will have to satisfy certain criteria in order for our common stock to be quoted on the OTC Bulletin Board. There can be no assurance that our common stock will ever be quoted on the OTC Bulletin Board or that any market for our common stock will develop. We currently have no market maker that is willing to list quotations for our common stock. There is no assurance that a trading market will develop, or, if developed, that it will be sustained.

Use of Proceeds:
We will not receive any proceeds from the sale of the common stock by the selling stockholders pursuant to this prospectus. The selling stockholders named herein will receive the proceeds from the sale of their shares of our common stock in this offering. Please see “Selling Stockholders” beginning on page 16.

We are offering the 3,000,000 shares of common stock on a best efforts basis at a price of $0.05 per share, and accordingly we would receive gross proceeds of up to $150,000 assuming that all 3,000,000 shares are sold. We accept payments in the form of both cash payments and payments by promissory notes. As a result, we will receive proceeds partially from cash payment and partially from repayment of the promissory notes. We intend to use the net proceeds received from the sale of the 3,000,000 shares of common stock pursuant to the best efforts offering for the execution of our business plan.  There can be no assurance that we will sell any of such shares and accordingly may receive no proceeds from the offering.

Risk Factors:	See “Risk Factors” beginning on page 5 and the other information in this prospectus for a discussion of the factors you should consider before deciding to invest in shares of our common stock.

Dividend Policy:	We have not declared or paid any dividends on our common stock since our inception, and we do not anticipate paying any such dividends for the foreseeable future.

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the following risk factors and other information in this prospectus before deciding to invest in our common stock. If any of the following risks actually occur, our business, financial condition, results of operations and prospects for growth could be seriously harmed. As a result, the trading price, if any, of our common stock could decline and you could lose all or part of your investment.

Risks Relating to Our Business

As a company in the early stage of development with an unproven business strategy, our limited history of operations makes evaluation of our business and prospects difficult.

We were incorporated on June 10, 2010 and our business is in the development stage. Our business prospects are difficult to predict because of our limited operating history, early stage of development and unproven business strategy. While we intend to focus on our primary business activity of developing our e-commerce market, no assurance can be given that we will be successful in implementing our business plan. We may not attain profitable operations and our management may not succeed in realizing our business objectives.

We are uncertain of our ability to function as a going concern, indicating the possibility that we may not be able to operate in the future.

To date, we have completed only the initial stages of our business plan and we can provide no assurance that we will be able to generate a sufficient amount of revenue, if any, from our business in order to achieve profitability.  It is not possible at this time for us to predict with assurance the potential success of our business. The revenue and income potential of our proposed business and operations are apparently unknown. If we cannot continue as a viable entity, you may lose some or all of your investment in our common stock. Wei & Wei Co., LLP, our independent registered public accounting firm, has expressed substantial doubt about our ability to continue as a going concern. This opinion could materially limit our ability to raise additional funds by issuing new debt or equity securities or otherwise. If we fail to raise sufficient capital when needed, we will not be able to completely execute our business plan. As a result, we may have to liquidate our business and purchasers of our common stock may lose their entire investment. Potential purchasers of our common stock should consider our independent public accountant’s opinion about our ability to continue as a going concern when determining if an investment in us is suitable.

Our business will fail if we are unable to further develop our e-commerce market or implement our business plan successfully.

The success of our business plan is dependent on the sales from our website. Our business will fail if we cannot successfully implement our business plan, further develop our e-commerce market or successfully market our product and capabilities.

We expect to suffer losses for the foreseeable future.

We expect to incur operating losses for the foreseeable future. These losses will occur because we do not yet have yet sufficient revenues to offset the expenses associated with the development of our website and our business. We cannot guarantee that we will ever become successful in generating sufficient revenues in the future. If we are unable to generate sufficient revenues, we will not be able to earn profits or continue operations. If we are unsuccessful in addressing these risks, our business will most likely fail.

If the market for signed books does not continue to develop, our financial condition and results of operations may suffer.

We believe that the market for signed books is rapidly developing. As is typical for any rapidly evolving market, demand and market acceptance are subject to a high level of uncertainty and risk. It is also difficult to predict the market’s future growth rate, if any. If the market for signed books, does not continue to develop or if our business does not achieve or sustain market acceptance, our results of operations and financial condition could be materially and adversely affected.

We are in a competitive market which could impact our ability to gain market share which could harm our financial performance.

The market for signed books is intensely competitive. Although we differentiate from other companies in that we offer only contemporary signed books, there are a number of companies that offer signed books. If we cannot gain market share for our autographed books, our business and financial performance will be harmed.

We may not be able to execute our business plan or stay in business without additional funding.

Our ability to successfully develop our business and eventually to generate operating revenues depends on our ability to obtain the necessary financing to implement our business plan.  We will require additional financing through the issuance of debt and/or equity in order to implement our online marketing program, build inventory, hire additional personnel as needed and eventually establish profitable operations. Such financing may not be forthcoming. As it has been widely reported, global and domestic financial markets and economic conditions have been, and continue to be, disrupted and volatile due to a variety of factors, including the current weak economic conditions.  As a result, the cost of raising money in the debt and equity capital markets has increased substantially while the availability of funds from those markets has diminished significantly, even more so for smaller companies like ours. If such conditions and constraints continue, we may not be able to acquire additional funds either through credit markets or through equity markets and, even if additional financing is available, it may not be available on terms we find favorable.  At this time, there are no anticipated sources of additional funding in place. Failure to secured additional funding when needed will have an adverse effect on our ability to meet our obligations and remain in business.

If our estimates related to expenditures are erroneous or inaccurate, our business may fail and you could lose your entire investment.

Our success is dependent in part upon the accuracy of our management’s estimates of expenditures for legal and accounting services, including those we expect to incur as a publicly reporting company,  website, advertising and administrative expenses, which management estimates to aggregate a minimum of approximately $77,700 over the next 12 months. If such estimates are erroneous or inaccurate, or we encounter unforeseen expenses and delays, we may not be able to carry out our business plan, which could result in the failure of our business and a loss of your entire investment.

If we are unable to identify and retain qualified personnel, our business and financial performance may suffer.

We have been and will continue to be dependent on relationships with third parties for our e-commerce website and development expertise. As a new company with very limited operating history, we may have difficulty in hiring the personnel required by us. If we are unable to fill those key positions or if we fail to hire and retain the necessary personnel, our business will suffer and you may lose your entire investment.

We need to retain key personnel to support our product and ongoing operations.

Our future success depends upon the continued service of our CEO/President and Director, Mary McClean, who is coordinating the selection of our books, and overseeing our website as well as developing the marketing relationships on which we will rely to implement our business plan. The loss of the services of Ms. McClean could negatively impact our ability to select and sell our books, which could adversely affect our financial results and impair our operations.

Our officers and directors have no experience managing a company or business.

None of our officers and directors has managed a company including a development stage enterprise or any corporation or business. Further, none of our directors or officers has any direct experience in the sale of books business beyond the sales occurred so far. Our ability to operate successfully may depend on our ability to attract and retain qualified personnel with appropriate experience, who may be in great demand.

Our officers and Directors lack experience in and with publicly traded companies.

While we rely heavily on Mary McClean, our CEO/President and Director, Jeffrey Hillock, our Vice President and Director, and Jacqui Samuels, our Secretary/Treasurer, they have no experience serving as an officer or director of a publicly traded company, or experience with the reporting requirements which public companies are subject to. Additionally, none of Mary McClean, our CEO/President and Director, Jeffrey Hillock, our Vice President and Director, or Jacqui Samuels, our Secretary/Treasurer has any experience with the financial accounting and preparation requirements of financial statements which we will be required to file on a quarterly and annual basis under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), once our Registration Statement, of which this prospectus is a part is declared effective. We plan to initially rely on our bookkeepers to help us create a system of accounting controls and procedures to maintain the Company’s accounting records, until such time, if ever, as we generate the revenues required to engage a separate Chief Financial Officer, with accounting experience with publicly reporting companies. Consequently, our operations, earnings and ultimate financial success could suffer irreparable harm due to our executives’ ultimate lack of experience with publicly traded companies in general and especially in connection with their lack of experience with the financial accounting and preparation requirements of the Exchange Act.

Risks Relating to Our Common Stock

There is currently no public market for our securities, and there can be no assurance that any public market will develop or that our common stock will be quoted for trading.

There is no public market for our securities and there can be no assurance that an active trading market for the securities offered herein will develop after this offering by the selling stockholders, or, if developed, be sustained. We intend to identify a market maker to file an application with the Financial Industry Regulatory Authority (“FINRA”) to have our common stock quoted on the Over-the-Counter Bulletin Board. We will have to satisfy certain criteria in order for our application to be accepted.  We do not currently have a market maker that is willing to participate in this application process, and even if we identify a market maker, there can be no assurance as to whether we will meet the requisite criteria or that our application will be accepted. Our common stock may never be quoted on the Over-the-Counter Bulletin Board, or, even if quoted, a public market may not materialize.

If our securities are not eligible for initial quotation, or if quoted, are not eligible for continued quotation on the Over-the-Counter Bulletin Board or a public trading market does not develop, purchasers of the shares of common stock may have difficulty selling or be unable to sell their securities should they desire to do so, rendering their shares effectively worthless and resulting in a complete loss of their investment.

Because we will be subject to “penny stock” rules if our shares are quoted on the Over-the-Counter Bulletin Board, the level of trading activity in our stock may be reduced.

Broker-dealer practices in connection with transactions in “penny stocks” are regulated by penny stock rules adopted by the Securities and Exchange Commission. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on some national securities exchanges). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and, if the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealer’s presumed control over the market, and monthly account statements showing the market value of each penny stock held in the customer’s account. In addition, broker-dealers who sell these securities to persons other than established customers and “accredited investors” must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. Consequently, these requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security subject to the penny stock rules. If a trading market does develop for our common stock, these regulations will likely be applicable, and investors in our common stock may find it difficult to sell their shares.

FINRA sales practice requirements may limit a stockholder’s ability to buy and sell our stock.

FINRA has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low priced securities will not be suitable for certain customers. FINRA requirements will likely make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may have the effect of reducing the level of trading activity in our common stock. As a result, fewer broker-dealers may be willing to make a market in our common stock, reducing a stockholder’s ability to resell shares of our common stock.

State securities laws may limit secondary trading, which may restrict the states in which you can sell the shares offered by this prospectus.

If you purchase shares of our common stock sold pursuant to this offering, you may not be able to resell the shares in a certain state unless and until the shares of our common stock are qualified for secondary trading under the applicable securities laws of such state or there is confirmation that an exemption, such as listing in certain recognized securities manuals, is available for secondary trading in such state. There can be no assurance that we will be successful in registering or qualifying our common stock for secondary trading, or identifying an available exemption for secondary trading in our common stock in every state. If we fail to register or qualify, or to obtain or verify an exemption for the secondary trading of our common stock in any particular state, the shares of common stock could not be offered or sold to, or purchased by, a resident of that state. In the event that a significant number of states refuse to permit secondary trading in our common stock, the market for the common stock will be limited which could drive down the market price of our common stock and reduce the liquidity of the shares of our common stock and a stockholder’s ability to resell shares of our common stock at all or at current market prices, which could increase a stockholder’s risk of losing some or all of his investment.

If quoted, the price of our common stock may be volatile, which may substantially increase the risk that you may not be able to sell your shares at or above the price that you may pay for the shares.

Even if our shares are quoted for trading on the Over-the-Counter Bulletin Board following this offering and a public market develops for our common stock, the market price of our common stock may be volatile. It may fluctuate significantly in response to the following factors:

•	variations in quarterly operating results;

•	our announcements of significant commissions and achievement of milestones;

•	our relationships with other companies or capital commitments;

•	additions or departures of key personnel;

•	sales of common stock or termination of stock transfer restrictions;

•	changes in financial estimates by securities analysts, if any; and

•	fluctuations in stock market price and volume.

Your inability to sell your shares during a decline in the price of our stock may increase losses that you may suffer as a result of your investment.

Our insiders beneficially own a significant portion of our stock, and accordingly, may have control over stockholder matters, our business and management.

As of December 12, 2011, our officer and directors beneficially owned 950,000 shares of our common stock in the aggregate, or approximately 30 % of our issued and outstanding common stock. As a result, our officer and directors will have significant influence to:

•	elect or defeat the election of our directors;

•	amend or prevent amendment of our articles of incorporation or bylaws;

•	effect or prevent a merger, sale of assets or other corporate transaction; and

•	affect the outcome of any other matter submitted to the stockholders for vote.

Moreover, because of the significant ownership position held by our insiders, new investors may not be able to effect a change in the Company’s business or management, and therefore, stockholders would be subject to decisions made by management and the majority stockholders.

In addition, sales of significant amounts of shares held by our officer and directors, or the prospect of these sales, could adversely affect the market price of our common stock. Management’s stock ownership may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of us, which in turn could reduce our stock price or prevent our stockholders from realizing a premium over our stock price.

We arbitrarily determined the price of the shares of our common stock to be resold by the selling stockholders pursuant to this prospectus, and such price may not reflect the actual market price for the securities.

The initial offering price of $0.05 per share of common stock offered by the selling stockholders pursuant to this prospectus was determined by us arbitrarily. The price is not based on our financial condition or prospects, market prices of similar securities of comparable publicly traded companies, certain financial and operating information of companies engaged in similar activities to ours, or general conditions of the securities market. The price may not be indicative of the market price, if any, for our common stock in the trading market after this offering. The market price of the securities offered herein, if any, may decline below the initial public offering price. The stock market has experienced extreme price and volume fluctuations. In the past, securities class action litigation has often been instituted against various companies following periods of volatility in the market price of their securities. If instituted against us, regardless of the outcome, such litigation would result in substantial costs and a diversion of management’s attention and resources, which would increase our operating expenses and affect our financial condition and business operations.

Because we do not intend to pay any dividends on our common stock, holders of our common stock must rely on stock appreciation for any return on their investment.

We have not declared or paid any dividends on our common stock since our inception, and we do not anticipate paying any such dividends for the foreseeable future. Accordingly, holders of our common stock will have to rely on capital appreciation, if any, to earn a return on their investment in our common stock.

Additional issuances of our securities may result in immediate dilution to existing stockholders.

We are authorized to issue up to 10,000,000 shares of common stock, $ 0.001 par value, of which 3,150,000 shares of common stock and no shares of preferred stock are currently issued and outstanding. Our Board of Directors has the authority to cause us to issue additional shares of common and preferred stock, and to determine the rights, preferences and privilege of such shares, without consent of any of our stockholders. We may issue shares in connection with financing arrangements or otherwise. Any such issuances will result in immediate dilution to our existing stockholders’ interests, which will negatively affect the value of your shares.

Because part of the proceeds will be paid by promissory notes and we may not successfully collect payments on these notes, thus may receive fewer proceeds than anticipated.

We accept payments in the form of both cash payments and payments by promissory notes. There is no assurance that we will be able to successfully collect payments on these notes. If we are unable to collect payments on the promissory notes, we will receive substantially fewer proceeds than we anticipated. As a result, we will have less capital in executing our business plan.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements and information relating to our business that are based on our beliefs as well as assumptions made by us or based upon information currently available to us. These statements reflect our current views and assumptions with respect to future events and are subject to risks and uncertainties. Forward-looking statements are often identified by words like: “believe,” “expect,” “estimate,” “anticipate,” “intend,” “project” and similar expressions or words which, by their nature, refer to future events. In some cases, you can also identify forward-looking statements by terminology such as “may”, “will,” “should,” “plans,” “predicts,” “potential” or “continue” or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled Risk Factors beginning on page 3, that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. In addition, you are directed to factors discussed in the “Management’s Discussion and Analysis of Financial Condition and Results of Operation” section beginning on page 31, and the section entitled “Our Business” beginning on page 18, as well as those discussed elsewhere in this prospectus. Other factors include, among others: general economic and business conditions; industry capacity; industry trends; competition; changes in business strategy or development plans; and availability, terms, and deployment of capital.

These forward-looking statements speak only as of the date of this prospectus. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, or achievements. Except as required by applicable law, including the securities laws of the United States, we expressly disclaim any obligation or undertaking to disseminate any update or revisions of any of the forward-looking statements to reflect any change in our expectations with regard thereto or to conform these statements to actual results.

TAX CONSIDERATIONS

We are not providing any tax advice as to the acquisition, holding or disposition of the securities offered hereby. In making an investment decision, investors are strongly encouraged to consult their own tax advisor to determine the U.S. federal, state and any applicable foreign tax consequences relating to their investment in our securities.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the common stock offered through this prospectus by the selling stockholders. The selling stockholders named herein will receive the proceeds from the sale of their shares of the Company’s common stock in this offering. Please see “Selling Stockholders” beginning at page 16.  We will pay all expenses (other than transfer taxes) of the selling stockholders in connection with this offering.

We are also offering the 3,000,000 shares of common stock on a best efforts basis at a price of $0.05 per share, and accordingly we would receive gross proceeds of up to $150,000, assuming the sale of all 3,000,000 shares. We accept payments in the form of both cash payments and payments by promissory notes. As a result, we will receive proceeds partially from cash payment and partially from repayment of the promissory notes.  We intend to use the net proceeds received from the sale of the 3,000,000 shares of common stock pursuant to the best efforts offering for execution of our business plan. There can be no assurance that we will sell any of such shares and accordingly may receive no proceeds from the offering.

CAPITALIZATION

The following table sets forth our capitalization as of August 31, 2011.  The table should be read in conjunction with the financial statements and related notes included elsewhere in this prospectus:

As of August 31, 2011 (unaudited)
Stockholders’ equity:
Common stock, $0.001 par value;	$3,150
Additional paid-in capital	28,350
Accumulated other comprehensive income (loss)
Deficit accumulated during development stage	(22,461)
Total stockholders’ equity (deficit)	$9,039

DETERMINATION OF THE OFFERING PRICE

There is no established public market for our shares of common stock. The offering price of $ 0.05 per share was determined by us arbitrarily. We believe that this price reflects the appropriate price that a potential investor would be willing to invest in our common stock at this initial stage of our development. This price bears no relationship whatsoever to our business plan, the price paid for our shares by our founder, our assets, potential earnings, book value or any other criteria of value. The offering price should not be regarded as an indicator of the future market price of the securities, which is likely to fluctuate.

See “Plan of Distribution” for additional information.

MARKET FOR OUR COMMON STOCK

Market Information

There is no established public market for our common stock.

We intend to seek a market maker to file an application with the Financial Industry Regulatory Authority, Inc., or FINRA, to have our common stock quoted on the Over-the-Counter Bulletin Board. We will have to satisfy certain criteria in order for our application to be accepted. We do not currently have a market maker that is willing to participate in this application process, and even if we identify a market maker, there can be no assurance as to whether we will meet the requisite criteria or that our application will be accepted. Our common stock may never be quoted on the Over-the-Counter Bulletin Board, or, even if quoted, a liquid or viable market may not materialize. There can be no assurance that an active trading market for our shares will develop, or, if developed, that it will be sustained.

We have issued 3,150,000 shares of our common stock since our inception on June 10, 2010. There are no outstanding options or warrants or securities that are convertible into shares of common stock.

Holders

We had 34 holders of record of our common stock as of December 12, 2011.

Securities Authorized for Issuance under Equity Compensation Plans

We have not established any compensation plans under which equity securities are authorized for issuance.

DIVIDEND POLICY

We have not paid any dividends since our inception and do not anticipate the payment of dividends in the foreseeable future. At present, our policy is to retain earnings, if any, to develop and market our business. The payment of dividends in the future will depend upon, among other factors, our earnings, capital requirements, and operating financial conditions.

DILUTION

Our net tangible book value as of August 31, 2011 was approximately ($11, 406), or ($0.0036) per share of common stock based on 3,150,000 shares of common stock outstanding as of such date. Net tangible book value per share represents the amount of our total tangible assets less total liabilities, divided by the number of shares of common stock outstanding as of December 12, 2011. Dilution in net tangible book value per share to new investors represents the difference between the amount per share paid by purchasers of shares in this offering and the net tangible book value per share of common stock immediately after completion of this offering.

After giving effect to the sale of all the shares being sold pursuant to this offering at the offering price of $0.05 per share, and after deducting estimated offering expenses payable by us in the amount of $15,000, our net tangible book value would be approximately $123,594, or $0.0201 per share of common stock. This represents an immediate increase in net tangible book value of $0.0237 per share of common stock to existing stockholders and an immediate dilution in net tangible book value of $ 0.0299 per share, or 59.8% per share, to new investors purchasing the shares in this offering.

The following table illustrates this per share dilution:

Offering ($0.05)
Public offering price per share of common stock		$0.05
Net tangible book value per common share as of August 31, 2011	$(0.0036)
Increase in net tangible book value per share attributable to existing stockholders	$0.0237
Net tangible book value per share as adjusted after this offering		$0.0201
Dilution per share to new investors		$0.0299

SELLING STOCKHOLDERS

The selling stockholders named in this prospectus are offering 3,150,000 shares of common stock offered through this prospectus. The selling stockholders acquired their securities between July 1, 2010 and March 28, 2011, through a private placement of our common stock effected pursuant to Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”), thus exempting such offering from the registration requirements of the Securities Act.  None of the selling stockholders is an affiliate of the Company.

The following table provides as of December 12, 2011, information regarding the beneficial ownership of our common stock held by the selling stockholders, including:

1.	The number and percentage of shares beneficially owned prior to this offering;

2.	The total number of shares to be offered hereby; and

3.	The total number and percentage of shares that will be beneficially owned upon completion of this offering.

All expenses incurred with respect to the registration of the offering by the selling stockholders of these shares of common stock (other than transfer taxes) will be borne by us, but we will not be obligated to pay any underwriting fees, discounts, commissions or other expenses incurred by the selling stockholders in connection with the sale of such shares.

The shares beneficially owned have been determined in accordance with rules promulgated by the Securities and Exchange Commission, and the information is not necessarily indicative of beneficial ownership for any other purpose. The information in the table below is current as of the date of this prospectus. All information contained in the table below is based upon information provided to us by the selling stockholders and we have not independently verified this information. The selling stockholders are not making any representation that any shares covered by this prospectus will be offered for sale. The selling stockholders may from time to time offer and sell pursuant to this prospectus any or all of the common stock covered hereby.

For purposes of this table, beneficial ownership is determined in accordance with the Securities and Exchange Commission rules, and includes investment power with respect to shares and shares owned pursuant to warrants or options exercisable within 60 days, if applicable. Except as indicated below, the selling stockholders are not the beneficial owner of any additional shares of common stock or other equity securities issued by us or any securities convertible into, or exercisable or exchangeable for, our equity securities.

We may require the selling stockholders to suspend the sales of the securities offered by this prospectus upon the occurrence of any event that makes any statement in this prospectus or the related registration statement untrue in any material respect or that requires the changing of statements in these documents in order to make statements in those documents not misleading.

	Beneficial Ownership Prior to this Offering(1)		Number of Shares	Beneficial Ownership After Offering
Name of Selling Stockholder	Number of Shares	Percent(2)	Being Offered	Number of Shares	Percent(2)

Peggy Barr 1149 East 56th Street Brooklyn, NY 11234	50,000	1.59%	50,000	0	0

Robert Barr 1149 East 56th Street Brooklyn, NY 11234	50,000	1.59%	50,000	0	0

Harold Bravo 268 East Broadway Apt. 2002 New York, NY 10002	50,000	1.59%	50,000	0	0

	Beneficial Ownership Prior to this Offering(1)		Number of Shares	Beneficial Ownership After Offering
Name of Selling Stockholder	Number of Shares	Percent(2)	Being Offered	Number of Shares	Percent(2)
Beth Byer 30 Colbert Road East West Newton, MA 02465	100, 000	3.17%	100,000	0	0

Raffelina Cipriano 70 Babylon Avenue West Islip, NY 11795	50,000	1.59%	50,000	0	0

Mildred Citron 31 West 69th Street New York, NY 10023	50,000	1.59%	50,000	0	0

Walter W. Clark P. O. Box 3758 No.New Hyde Park, N. Y. 11040	500,000	15.9%	500,000	0	0

Nicoletta DeJoseph 396 Graham Avenue Brooklyn, NY 11211	50,000	1.59%	50,000	0	0

Constance Evans 7847 Lakeside Drive Apt. 1014 Boca Raton, FL 33434	50,000	1.59%	50,000	0	0

Raymond S. Evans 7847 Lakeside Drive Apt. 1014 Boca Raton, Fl. 33434	50,000	1.59%	50,000	0	0

Sally J. Higgins 1001 S. Flogler Drive W. Palm Beach, FL 33401	50,000	1.59%	50,000	0	0

Jeffrey Hillock 268 East Broadway #A2002 New York, NY 10002	100,000	3.17%	100,000	0	0

	Beneficial Ownership Prior to this Offering(1)		Number of Shares	Beneficial Ownership After Offering
Name of Selling Stockholder	Number of Shares	Percent(2)	Being Offered	Number of Shares	Percent(2)
Richard Hirsch 100 West 57th Street #20H New York, NY 10019	50,000	1.59%	50,000	0	0

Henry J. Humphreys 161 Ellison Avenue Bronxville, NY 10708	50,000	1.59%	50,000	0	0

Joanne M. Humphreys 161 Ellison Avenue Bronxville, N. Y. 10708	50,000	1.59%	50,000	0	0

Eric M. Javits 150 Bradley Place #407 Palm Beach, FL 33480	50,000	1.59%	50,000	0	0

Eric M. Javits, Jr. 20 Fifth Avenue #10G New York, NY 10011	50,000	1.59%	50,000	0	0

Margaretha E. Javits 150 Bradley Place #407 Palm Beach, FL 33480	50,000	1.59%	50,000	0	0

Rona Kars 200 East 27th Street New York, NY 10016	50,000	1.59%	50,000	0	0

Brooke E. Larsen 45 Lispenard Street New York, NY 10013	50,000	1.59%	50,000	0	0

Kevin Lauth 325 King Street Port Chester, NY 10573	50,000	1.59%	50,000	0	0

	Beneficial Ownership Prior to this Offering(1)		Number of Shares	Beneficial Ownership After Offering
Name of Selling Stockholder	Number of Shares	Percent(2)	Being Offered	Number of Shares	Percent(2)
Mary C. McClean 2 Charlton St Apt. 7H New York, NY 10014	750,000	23.74%	750,000	0	0

Fred Mermelstein 30 Colbert Road East West Newton, MA 02465	100,000	3.17%	100,000	0	0

Suzanne Sunshine Mendel 55 Central Park West Apt. 7C New York, NY 10023	50,000	1.59%	50,000	0	0

Paula P. Neroulias and Jason Neroulias JTWROS 1 Garrett Place 3G Bronxville, NY 10708	50,000	1.59%	50,000	0	0

Gregory P. Norman 66-1 Ely Ferry Road Lyme, CT 06371	50,000	1.59%	50,000	0	0

David Rachmuth 1385 York Avenue New York, NY 10021	100,000	3.17%	100,000	0	0

Jacqui Samuels 101 West 80th Street New York, NY 10024	100,000	3.17%	100,000	0	0

Brenda Santos 90 Ross Street Apt. 4J Brooklyn, NY 11211	50,000	1.59%	50,000	0	0

Michael Savage 171 South Shore Ave, Box 3627 Groton, CT 06340	100,000	3.17%	100,000	0	0

	Beneficial Ownership Prior to this Offering(1)		Number of Shares	Beneficial Ownership After Offering
Name of Selling Stockholder	Number of Shares	Percent(2)	Being Offered	Number of Shares	Percent(2)
Birgitta J. Sinsel	50,000	1.59%	50,000	0	0
77 West 55th Street 2E
New York, NY 10019

Douglas P. Sinsel	50,000	1.59%	50,000	0	0
77 West 55th Street
2E
New York, NY 10019

John von Dalen	50,000	1.59%	50,000	0	0
2000 Presidential Way
#1802
West Palm Beach, Fl 33401

Karen R. Wimmer	50,000	1.59%	50,000	0	0
30 Main Street
Apt. #12E
Brooklyn, NY 11201

TOTAL	3,150,000	100%	3,150,000

*	Represents less than 1%
(1)
The named party beneficially owns and has sole voting and investment power over all shares or rights to these shares, unless otherwise shown in the table. The numbers in this table assume that the selling stockholders will not sell shares of common stock not being offered pursuant to this prospectus or purchase additional shares of common stock, and assumes that all shares offered are sold.

(2)	Applicable percentage of ownership is based on 3,150,000 shares of common stock outstanding as of December 12, 2011.

PLAN OF DISTRIBUTION

Upon effectiveness of the registration statement, of which this prospectus is a part, we will conduct the sale of 3,000,000 shares we are offering on a self-underwritten, best-efforts basis. This offering will be conducted on a best-efforts basis utilizing the efforts of our officers and director.  There is no public market for our common stock. To date, we have not obtained listing or quotation of our securities on a national stock exchange or association, or inter-dealer quotation system. We have not identified any market makers with regard to assisting us to apply for such quotation. We are unable to estimate when we expect to undertake this endeavor or whether we will be successful. In the absence of listing, no market is available for investors in our common stock to sell the shares offered herein. We cannot guarantee that a meaningful trading market will develop or that we will be able to get the shares listed for trading.

If the shares ever become tradable, the trading price of such could be subject to wide fluctuations in response to various events or factors, many of which are beyond our control. As a result, investors may be unable to sell the shares at a price greater than the price at which they are being offered. We do not anticipate entering into any agreements or arrangements for the sale of the shares with any broker/dealer or sales agent.  However, if we were to enter into such arrangements, we will file a post effective amendment to disclose those arrangements.

We will not be conducting a mass-mailing in connection with this offering, nor will we use the Internet to conduct this Offering.

Our CEO/President and Director, Ms. Mary McClean, is not subject to a statutory disqualification as such term is defined in Section 3(a)(39) of the Securities Exchange Act of 1934.  She will rely on Rule 3a4-1 to sell our securities without registering as a broker-dealer.  Ms. McClean serves as our Chief Executive Officer and primarily perform substantial duties for or on our behalf otherwise than in connection with transactions in securities and will continue to do so at the end of the offering, and has not been a broker or dealer, or an associated person of a broker or dealer, within the preceding 12 months, and has not nor will not participate in the sale of securities for any issuer more than once every 12 months.  She will not receive commissions in connection with her participation.

We plan to offer our shares to the public at a price of $0.05 per share, with no minimum amount to be sold.  Our officers and directors will not purchase any shares under this offering.  We accept payments in the form of both cash payments and payments by promissory notes.  We will keep the offering open until we sell all of the shares registered, or for ninety (90) days from the date of this offering, whichever occurs first.  The Board of Directors may also elect to extend the offering for up to a further ninety (90) days, if all shares have not been sold by the end of the initial ninety (90) day period. There can be no assurance that we will sell all or any of the shares offered.  We have no arrangement or guarantee that we will sell any shares.

In order to comply with the applicable securities laws of certain states, the securities may not be offered or sold unless they have been registered or qualified for sale in such states or an exemption from such registration or qualification requirement is available and with which we have complied. The purchasers in this offering and in any subsequent trading market must be residents of such states where the shares have been registered or qualified for sale or an exemption from such registration or qualification requirement is available. As of this date, we intend to offer our common stock upon effectiveness of this prospectus in New York.

Investors can purchase the shares in this offering by contacting the company. We accept payments in the form of cash payments made in United States currency either by personal check, bank draft, or cashier’s check, and payments made by promissory notes. There is no minimum subscription requirement. We expressly reserve the right to either accept or reject any subscription. All accepted subscription agreements are irrevocable. Any subscription rejected will be returned to the subscriber within five (5) business days of the rejection date. Furthermore, once a subscription agreement is accepted, it will be executed without reconfirmation to or from the subscriber. Once we accept a subscription, the subscriber cannot withdraw it.

This prospectus also relates to the registration of 3,150,000 shares of our common stock on behalf of the selling stockholders named herein.

Each selling stockholder may sell some or all of his, her or its shares at a fixed price of $ 0.05 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. There can be no assurance that our common stock will ever be quoted on the OTC Bulletin Board or that any market for our common stock will develop. Sales by the selling stockholders must be made at the fixed price of $ 0.05 until a market develops for our common stock.

The shares may be sold or distributed from time to time by the selling stockholders or by pledgees, donees or transferees of, or successors in interest to, the selling stockholders, directly to one or more purchasers (including pledgees) or through brokers or dealers who act solely as agents. The distribution of the shares may be effected in one or more of the following methods:

•	ordinary broker transactions, which may include long or short sales;

•	transactions involving cross or block trades on any securities or market where our common stock is trading;

•	purchases by brokers or dealers as principal and resale by such purchasers for their own accounts pursuant to this prospectus;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•	privately negotiated transactions;

•	at the market to or through market makers or into an existing market for the shares;

•	through transactions in options, swaps or other derivatives (whether exchange listed or otherwise);

•	in other ways not involving market makers or established trading markets, including direct sales to purchasers or sales effected through agents; or

•	any combination of the foregoing.

The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

In addition, the selling stockholders may enter into hedging transactions with broker-dealers who may engage in shares in the course of hedging the positions they assume with the selling stockholders. The selling stockholders may also enter into option or other transactions with broker-dealers that require the delivery by such broker-dealers of the shares, which shares may be resold thereafter pursuant to this prospectus.

Brokers, dealers, or agents participating in the distribution of the shares may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agent (which compensation as to a particular broker-dealer may be in excess of customary commissions). Neither the selling stockholders nor we can presently estimate the amount of such compensation. We know of no existing arrangements between the selling stockholders and any broker, dealer or agent relating to the sale or distribution of the shares. We do not anticipate that either our selling stockholders or we will engage an underwriter in the selling or distribution of our shares.

We have agreed to bear the expenses of the registration of the shares, including legal and accounting fees, and such expenses are estimated to be approximately $ 15,000.

The selling stockholders named in this prospectus must comply with the requirements of the Securities Act and the Exchange Act in the offer and sale of the common stock being offered by him. The selling stockholders and any broker-dealers who execute sales for the selling stockholders may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In particular, during such times as the selling stockholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be underwriters, they must comply with applicable laws and may among other things:

1.	Not engage in any stabilization activities in connection with our common stock;

2.	Furnish each broker or dealer through which common stock may be offered, such copies of this prospectus from time to time, as may be required by such broker or dealer, and

3.	Not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities permitted under the Exchange Act.

Any commissions received by broker-dealers and any profit on the resale of shares sold by them while acting as principals might be deemed to be underwriting discounts or commissions under the Securities Act.

State Securities - Blue Sky Laws

Transfer of our common stock may be restricted under the securities regulations or laws promulgated by various states and foreign jurisdictions, commonly referred to as “Blue Sky” laws. Absent compliance with such individual state laws, our common stock may not be traded in such jurisdictions. Because the securities registered hereunder have not been registered for resale under the Blue Sky laws of any state, the holders of such shares and persons who desire to purchase them in any trading market that might develop in the future, should be aware that there may be significant state Blue-Sky law restrictions upon the ability of investors to sell the securities and of purchasers to purchase the securities. Accordingly, investors may not be able to liquidate their investments and should be prepared to hold the shares of our common stock for an indefinite period of time.

Regulation M

We have informed the selling stockholders that Regulation M promulgated under the Exchange Act may be applicable to them with respect to any purchase or sale of our common stock. In general, Rule 102 under Regulation M prohibits any person connected with a distribution of our common stock from directly or indirectly bidding for, or purchasing for any account in which it has a beneficial interest, any of the shares or any right to purchase the shares, for a period of one business day before and after completion of its participation in the distribution.

During any distribution period, Regulation M prohibits the selling stockholders and any other persons engaged in the distribution from engaging in any stabilizing bid or purchasing our common stock except for the purpose of preventing or retarding a decline in the open market price of the common stock. None of these persons may affect any stabilizing transaction to facilitate any offering at the market. As the selling stockholders will be offering and selling our common stock at the market, Regulation M will prohibit them from effecting any stabilizing transaction in contravention of Regulation M with respect to the shares.

We also have advised the selling stockholders that they should be aware that the anti-manipulation provisions of Regulation M under the Exchange Act will apply to purchases and sales of shares of common stock by the selling stockholders, and that there are restrictions on market-making activities by persons engaged in the distribution of the shares. Under Regulation M, the selling stockholders or their agents may not bid for, purchase, or attempt to induce any person to bid for or purchase, shares of our common stock while such selling stockholders are distributing shares covered by this prospectus. Regulation M may prohibit the selling stockholders from covering short sales by purchasing shares while the distribution is taking place, despite any contractual rights to do so. We have advised the selling stockholders that they should consult with their own legal counsel to ensure compliance with Regulation M.

DESCRIPTION OF SECURITIES

Common Stock

Our authorized capital stock consists of 10,000,000 shares of common stock, par value $ 0.001 per share.

The holders of our common stock:

•	Have equal ratable rights to dividends from funds legally available therefore, when, as and if declared by our Board of Directors;

•	Are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;

•	Do not have pre-emptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and

•	Are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

The shares of common stock are not subject to any future call or assessment and all have equal voting rights. There are no special rights or restrictions of any nature attached to any of the common shares and they all rank at equal rate or pari passu, each with the other, as to all benefits, which might accrue to the holders of the common shares. All registered stockholders are entitled to receive a notice of any general annual meeting to be convened by our Board of Directors.

At any general meeting, subject to the restrictions on joint registered owners of common shares, on a showing of hands every stockholder who is present in person and entitled to vote has one vote, and on a poll every stockholder has one vote for each share of common stock of which he is the registered owner and may exercise such vote either in person or by proxy. To the knowledge of our management, at the date hereof, Mary McClean is the only person to exercise control, directly or indirectly, over more than 10% of our outstanding common shares. See “Security Ownership of Certain Beneficial Owners and Management.”

We refer you to our Articles of Incorporation and Bylaws, copies of which were filed with the registration statement of which this prospectus is a part, and to the applicable statutes of the State of Delaware for a more complete description of the rights and liabilities of holders of our securities.

As of December 12, 2011, there were 3,150,000 shares of our common stock issued and outstanding.

Options, Warrants and Rights

There are no outstanding options, warrants, or similar rights to purchase any of our securities.

Non-cumulative Voting

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of our directors.

Cash Dividends

As of the date of this prospectus, we have not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our Board of Directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, into our business.

Transfer Agent

We have not engaged a transfer agent to serve as transfer agent for shares of our common stock.  We intend to retain a transfer agent as soon as practicable following the effectiveness of this Registration Statement.  Until we engage such a transfer agent, we will be responsible for all record-keeping and administrative functions in connection with the shares of our common stock.  Our officers do not have any experience acting as a transfer agent for publicly traded securities.

SHARES ELIGIBLE FOR FUTURE SALE

There is no public market for our common stock. We cannot predict the effect, if any, that market sales of shares of our common stock or the availability of shares of our common stock for sale will have on the market price of our common stock. Sales of substantial amounts of our common stock in the public market could adversely affect the market prices of our common stock and could impair our future ability to raise capital through the sale of our equity securities.

We are registering 6,150,000 shares of common stock. Upon completion of this offering, based on our outstanding shares as of December 12, 2011, we will have outstanding an aggregate of 6,150,000 shares of our common stock. Upon effectiveness of the registration statement of which this prospectus forms a part, all 6,150,000 shares covered hereby will be freely transferable without restriction or further registration under the Securities Act.

Rule 144

In general, under Rule 144 as currently in effect, a person who is not one of our affiliates and who is not deemed to have been one of our affiliates at any time during the three months preceding a sale and who has beneficially owned shares of our common stock that are deemed restricted securities for at least six months would be entitled after such six-month holding period to sell the common stock held by such person, subject to the continued availability of current public information about us (which current public information requirement is eliminated after a one-year holding period).

A person who is one of our affiliates, or has been an affiliate of ours at any time during the three months preceding a sale, and who has beneficially owned shares of our common stock that are deemed restricted securities for at least six months would be entitled after such six-month holding period to sell his or her securities, provided that he or she sells an amount that does not exceed 1% of the number of shares of our common stock then outstanding, or 61,500 shares immediately after this offering (or, if our common stock is listed on a national securities exchange, the average weekly trading volume of the shares during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale), subject to the continued availability of current public information about us, compliance with certain manner of sale provisions, and the filing of a Form 144 notice of sale if the sale is for an amount in excess of 5,000 shares or for an aggregate sale price of more than $50,000 in a three-month period.

Rule 144 is not available for re-sales of restricted securities of shell companies or former shell companies until one year elapses from the time that such company is no longer considered a shell company.

EXPERTS

The financial statements included in this prospectus, and in the registration statement of which this prospectus is a part, have been audited by Wei & Wei Co., LLP, an independent registered public accounting firm, to the extent and for the period set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis or had, or is to receive, in connection with the offering, a substantial interest, directly or indirectly, in the us, nor was any such person connected with us as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

LEGAL REPRESENTATION

The validity of the issuance of the common stock offered hereby will be passed upon for us by Gersten Savage LLP, 600 Lexington Avenue, 9th Floor, New York, NY 10022, included in the opinion letter filed as an exhibit to the registration statement of which this prospectus forms a part.

OUR BUSINESS

OVERVIEW

We are a development stage company that has had limited operations from June 10, 2010 (inception) to August 31, 2011. We sustained cumulative losses of $22,461.Our office is currently located at 600 Lexington Avenue, 10th Floor, New York, NY 10022. Our telephone number is (212) 319-0503.  Our primary website is www.contemporarysignedbooks.com. The information that is or will be contained on our website does not form a part of the registration statement of which this prospectus is a part.

We purchase and sell autographed books and focus on contemporary fiction and non-fiction books, printed primarily in the United States and only autographed first editions. We use an e-commerce approach where customers are able to purchase our books from our web site.

MARKET OPPORTUNITY

From the time the pharaohs built the great library of Alexandria to Thomas Jefferson who sold his collection of books to the government after the British burned the national library in the War of 1812 (The collection became the core of the Library of Congress), collecting books has been a pastime through the ages.

The novel is thought to be about 400 years old (the 1605 Don Quixote often being credited as the earliest).  While some maintain that books as we know them will disappear, we disagree, and even if that would someday become the case, such a happening would only create a greater value for those books that were and are published.

The collecting of signed books has grown enormously in the past fifty years with booksellers and collectors setting prices for novels, ranging from Frank Baum (The Wonderful Wiz of Oz) at $110,000.00 to Herman Melville (Moby Dick) at $65,000.00 (Source: Bauman Rare Books Catalogue June 2011).  Most sellers compete in the area of older works from the 17th, 18th, 19th, and early 20th centuries which can sell for upwards of five and six figures.

None, however, have focused solely on contemporary fiction and non-fiction, printed primarily in the United States and only autographed first editions.  Books signed by the authors are considerably more valuable than unsigned copies of the same authors, and that is that area where we propose to build our business.

Whereas individual publishing houses sometimes will list contemporary signed books at a premium well over the published price – and various book-sellers offer a wide range of signed books—to our knowledge none have the focus we have.

Today, virtually every author of note, and many new ones, have book signings – and they are, of course, just published, and at the published price the very general rule in book collecting is that the first edition of a work is the most desirable.  The first edition consists of all the copies printed from the first setting of type.  Today those prices primarily run from $15.95 to $59.95, with the majority at $24.95 to $29.95.    They are new, have their book jackets intact (originally designed to protect a book in transit) - -very important — and are in mint condition.

It is essential that they be kept that way, and every book we buy is immediately placed in a protective acid-free Mylar book cover.  Condition is vital.  All books are entered on a database in alphabetical order by author, publisher and year, and kept on shelves alphabetically to expedite shipping.  We intend to ship on the day the order is received to help build a coterie of collectors/customers who know we are reliable.

Things of value take time.  The perceived value to autographed books has changed dramatically over the last twenty years and, in fact, if we look back just over the last five years, we can see that signed contemporary books have increased substantially in value, even after one year.

Based on our research, a sampling of over 100 contemporary signed books from 2005-2009 over their current offering prices, there are some measuring gauges in purchasing contemporary signed books which we follow.  We believe that works of recognized authors such as John Grisham, Ray Bradbury, Anne Rice and Stephen King are more likely to increase in value as well as those written by well-known politicians, sports figures, entertainers, educators, artists and by award winners.

There are no guarantees in any investment, but based on the research we have conducted, this particular market has seen signed first-edition books skyrocket in value over time.  The market has shown that the condition of the books is extremely important and greater value will be assigned to those in what is known as "mint condition."

We purchased the following signed books published in the Fall of 2010.

2010
Author	Title

Scott Conroy & Shushannah Walshe	Sarah from Alaska
(5 Copies)

Gary Kasparov	Kasparov vs. Karpov
(3 Copies)

Robert Jordan & Brandon Sanderson	Towers of Midnight
#1 New York Times bestseller

David Maraniss	Lombardi
Pulitzer Prize Winner

Isabel Wilkerson	The Warmth of Other Suns
Pulitzer Prize Winner

Francine Prose	Anne Frank
New York Times bestselling author

Adam Gopnik	The Steps Across the Water

Mark Christensen	Acid Christ
Dean Bachelor Award Winner

Simon Winchster	Atlantic
New York Times bestselling author

Felix Rohatyn	Dealings
Former U. S. Ambassador to France

Keith Elliot Greenberg	December 8, 1980
New York Times bestselling author	The Day John Lennon Died

Susan Cheever	Louisa May Alcott
Associated Press Award Winner
Stephen Michael Shearer	Beautiful-The Life of Hedy Lamarr

Sam Irvin	Kay Thompson –From Funny Face to Eloise

Stephanie Powers	Clue from the Hart

Arianna Huffington	Third World America

C. J. Chivers	The Gun
Pulitzer Prize Winner

Barry Day	The Noel Coward Reader

Michael Takiff	A Complicated Man – The Life Of Bill Clinton

Edmund Morris	Colonel Roosevelt
Pulitzer Prize Winner

Dinah Bucholz	The Unofficial Harry Potter Cookbook
(2 copies)

Patti LuPone & Digby Diehl	A Memoir

Neil Gaiman	The Best American Comics 2010

Joni Harbeck & Neil Krug	Pulp Art Book

Gregory Crewsdon	Sanctuary

Todd Hido	A Road Divided

Phoebe Hoban	Alice Neel
(3 copies)
Greil Marcus	Bob Dylan
(2 copies)
Kenneth T. Jackson & Lisa Keller	The Encyclopedia of New York City

Gary Shteyngart	Super Sad–True Love Story
Award winning author
John Grisham	The Confession

Belva Davis	Never in My Wildest Dreams

Lorenzo Carcaterra	Midnight Angels

James D. Hornfischer	Neptune’s Inferno
Samuel Eliot Morison Award Winner

These fit in the categories above and are all offered for sale on our website.

We have started purchasing select 2011 titles and continue to do so.  These are inventory and will not go up on our website until mid 2012.

2011
Author	Title

David Remnick	The Bridge – The Life And Rise Of Barack Obama
Pulitzer Prize Winner	(3 Copies)

Tamara Chalabi	Late For Tea At The Deer Palace

Ariel Sabor	Heart of the City
National Book Critics Award

Brad Meltzer	The Inner Circle
#1 New York Times Bestselling Author

Brian Greene	The Hidden Reality
Pulitzer Prize finalist

Siobhan Fallon	You Know When The Mean Are Gone

Deborah Harkeness	A Discovery of Witches
Winner of Guggenheim, Fulbright and National Humanities Fellowships

Erin McHugh	The Life
Author of 19 Books

Bing West	The Wrong War
New York Times Bestselling Author

Linda Fairstein	Silent Mercy
New York Times Bestselling Author

Les Standiford	Bringing Adam Home
Author of 20 Books

Sharifa Rhodes-Pitts	Harlem Is Nowhere
Jaffe Foundation Writers’ Award

Douglas Preston & Lincoln Child	Gideon’s Sword
#1 Wall Street Journal Bestselling Authors

According to R. R. Bowker, there are an estimated 10,000 books published annually in the United States alone.  If we can raise the required capital, it is our intent to purchase as many signed books in the first year that fit our parameters, and that we can afford, and the same in succeeding years.  We will not be limited to one book per author and may buy as many as ten.

We own the following domain names:

(1)	www.contemporarysignedbooks.com

(2)	www.contemporaryautographedbooks.com *

(3)	www.collectsignedbooks.com *

(4)	www.collectautographedbooks.com *

(5)	www.autographedfirsteditions.com *

(*) Each of these web addresses will take the customer to the main website, www.contemporarysignedbooks.com

We retained a professional web design firm to build our website around our primary name, contemporarysignedbooks.com.  We hired a Random House photographer to photograph the 2010 books and autographs in 1000 pixels and are on our website.  Most publishing houses and internet sites, like Amazon, use a generic file of the book covers.  Our books have a far better definition.  Our other websites, selected to gain the widest appeal, are active and traffic is directed from them to our primary site.  We see a real advantage in the others as they are likely to be used on search engines and will broaden our audience.  We have retained a company that has placed us on the top 20 search engines and which will give us a quarterly report on “Hits”.

OUR PRODUCTS AND SERVICES

We intend to preserve every signed book we purchase in a protective acid-free Mylar book cover.

PRODUCT DEVELOPMENT

We have developed our website and have purchased ninety-one (91) contemporary autographed books.

MARKETING

 As of this date, books on our website have begun to sell without any marketing effort, most likely because our name appears on Google searches for autographed books. It is imperative to direct potential buyers to our primary website.

OPTIMIZING OUR WEBSITE

We plan to work with the web site development contractor to come up with a series of meta-tags for each of the pages of the web site. Meta-tags are keywords that are added to a web page to make it easier to find that specific web page by search engines, web browser software and other applications. The information is not intended to be seen by the casual Internet user. Search engines like Google and Yahoo are designed to seek out these keywords when someone is doing an Internet search for a specific topic. By including meta-tags such as “autographed”, “signed”, “book”, “contemporary”, we will be able to help drive more traffic to our web site.

As our business begins to gain customers and become known in the industry we plan to conduct our own online survey questionnaires from the home page of our web site.

REVENUE

Our plan calls for revenue to come from the sale of our books.

As marketing efforts become broader in scope in year three and beyond, we expect to be able to gain a larger portion of market share and continue to add value to the company for our investors.

COMPETITION

We believe that, while there are many retail booksellers in cities across the country, both independents and chains, as well as online, there are no book stores or book sellers that have our focus and offer autographed contemporary signed books in one location.

ACTIVITIES TO DATE

We have registered our main web site domain name. We own other four domain names that will direct traffic to our primary address. We have created our website that could offer signed books for sale.

SOURCES AND AVAILABILITY OF PRODUCTS AND SUPPLIES

We believe there are no constraints on the sources or availability of products and supplies related to our website and Internet-based business.

PATENTS, TRADEMARKS, LICENSES, FRANCHISE RESTRICTIONS AND CONTRACTUAL OBLIGATIONS & CONCESSIONS

We intend to protect our website with copyright and trade secrecy laws. Beyond our trade names, we do not hold any other intellectual property.

EFFECT OF EXISTING OR PROBABLE GOVERNMENT REGULATION

We do not believe that government regulation will have a material impact on the way we conduct our business.

RESEARCH AND DEVELOPMENT ACTIVITIES AND COSTS

We have not incurred any research and development costs to date.

EMPLOYEES

We have commenced only limited operations, and therefore currently have no employees. We will consider retaining full-time management and administrative support personnel as our business and operations increase.

DESCRIPTION OF PROPERTY

We do not own interests in any real property. We currently operate from our office located at 600 Lexington Avenue, 10th Floor, New York, NY 10022.

REPORTS TO STOCKHOLDERS

We are not currently a reporting company, but upon effectiveness of the registration statement of which this prospectus forms a part, we will be required to file reports with the SEC pursuant to the Securities Exchange Act of 1934, as amended. These reports include annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. You may obtain copies of these reports from the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549, on official business days during the hours of 10 a.m. to 3 p.m. or on the SEC’s website, at www.sec.gov. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

We will also make these reports available on our website once our website is completed and launched.

LEGAL MATTERS

We know of no existing or pending legal proceedings against us, nor are we involved as a plaintiff in any proceeding or pending litigation. There are no proceedings in which any of our directors, officers or any of their respective affiliates, or any beneficial stockholder, is an adverse party or has a material interest adverse to our interest. Our address for service of process in Delaware is c/o NATIONAL CORPORATE RESEARCH, LTD., 615 SOUTH DUPONT HWY, Dover, DE 19901.

MANAGEMENT

The name, age and position of each of our directors and executive officers are as follows:

Name	Age	Position
Ms. Mary McClean	61	CEO/President and Director
Mr. Jeffrey Hillock	61	Vice President and Director
Ms. Jacqui Samuels	52	Secretary/Treasurer

Mary McClean.  Ms. McClean’s career has spanned many aspects of the book publishing industry from design to editorial to her current role as an independent art researcher for book covers. She has found imagery for jackets of hundreds of significant contemporary books, working in close collaboration with editors, agents, authors, marketers and art directors at such respected publishing houses as Alfred A. Knopf, Harper Collins, Little Brown, Simon & Schuster, St. Martin’s Press and Houghton Mifflin Harcourt. For fifteen years she lived in Paris where she had her own graphic design and publications agency (Kingston Associates). During this time she also held high-level positions in communications (The American University in Paris), advertising (managing the IBM Europe publications account for the launch of PS2), branding and international marketing (Moulinex/Krups). She holds a degree in Art History from Boston University, and pursued graduate studies at the Ecole du Louvre in Paris and Parsons School of Design in NYC. She has taught many graduate seminars for photographers desiring to market their work to book publishers and has been a judge at numerous photography portfolio reviews in the US and Europe.

Jeffrey Hillock.  For the last 25 years Mr. Hillock has been involved in over 50 Broadway theatrical productions with producer Roger Berlind, as well as Off-Broadway and West End, London, plays and musicals. Together, the productions, many based on the works of well-known authors, have won more than 60 Tony Awards, including many for best production in its category, and several Oliver Awards in London.

Jacqui Samuels. Ms. Samuels is a consultant and has worked in fundraising and marketing for a number of political campaign and non-profit organizations. Political clients have included: candidates for the United States Senate and the House of Representatives, and Senate Campaign Committees. Her non-profits clients have included Doc to Dock, the Tannenbaum Center for inter-religious understanding, The New Roosevelt Initiative, Oats and Earth Day New York. For almost a decade she served as Director of Corporate Development for the Council for Economic Priorities and was instrumental in the success of the Corporate Conscience Award Program, a program involving some of the top Fortune 100 corporations. She also developed services for the corporate community, such as a benchmark tool for rating social and environmental performance. Samuels has a B.S. degree in Mass Communications from Emerson College.

Board Composition

Our Bylaws provide that the Board of Directors shall consist of at least one member, and that our stockholders shall determine the number of directors from time to time. Each director serves for a term that expires until the next annual meeting of stockholders and until his successor shall have been elected and qualified, or until his earlier resignation, removal from office, or death.

Committees of the Board of Directors

We do not presently have a separately constituted audit committee, compensation committee, nominating committee, executive committee or any other committees of our Board of Directors. Nor do we have an audit committee “financial expert.” As such, our entire Board of Directors acts as our audit committee and handles matters related to compensation and nominations of directors.

Director Independence

We are not subject to listing requirements of any national securities exchange or national securities association and, as a result, we are not at this time required to have our board comprised of a majority of “independent directors.” Our determination of independence of directors is made using the definition of “independent director” contained in Rule 4200(a)(15) of the Marketplace Rules of the NASDAQ Stock Market (“NASDAQ”), even though such definitions do not currently apply to us because we are not listed on NASDAQ.

Significant Employees

We have no significant employees other than the chief executive officer described above.

Involvement in Certain Legal Proceedings

No director, person nominated to become a director, executive officer, promoter or control person of our company has, during the last five years: (i) been convicted in or is currently subject to a pending a criminal proceeding (excluding traffic violations and other minor offenses); (ii) been a party to a civil proceeding of a judicial or administrative body of competent jurisdiction and as a result of such proceeding was or is subject to a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to any federal or state securities or banking or commodities laws including, without limitation, in any way limiting involvement in any business activity, or finding any violation with respect to such law, nor (iii) any bankruptcy petition been filed by or against the business of which such person was an executive officer or a general partner, whether at the time of the bankruptcy or for the two years prior thereto.

Stockholder Communications with the Board

We have not implemented a formal policy or procedure by which our stockholders can communicate directly with our Board of Directors. Nevertheless, every effort will be made to ensure that the views of stockholders are heard by the Board of Directors, and that appropriate responses are provided to stockholders in a timely manner. During the upcoming year, our Board will continue to monitor whether it would be appropriate to adopt such a process.

EXECUTIVE COMPENSATION

We have not paid our officers since our inception, nor do we owe, any compensation to our officers. We have not entered into any arrangements or employment agreements with Ms. McClean pursuant to which she will be compensated now, or in the future for any services provided to us as an executive officer, and we do not anticipate entering into any such arrangements or agreements during the first three years of our operations.

Outstanding Equity Awards at August 31, 2010

We do not currently have a stock option plan or any long-term incentive plans that provide compensation intended to serve as an incentive for performance. No individual grants of stock options or other equity incentive awards have been made to our officer and directors since our inception.

Employment Contracts, Termination of Employment, Change-in-Control Arrangements

There are currently no employments or other contracts or arrangements with our sole officer. There are no compensation plans or arrangements, including payments to be made by us, with respect to our sole officer that would result from the resignation, retirement or any other termination of such person from us. There are no arrangements for our sole officer that would result from a change-in-control.

COMPENSATION OF DIRECTORS

We have not compensated our directors for their service on our Board of Directors since our inception. There are no arrangements pursuant to which directors will be compensated in the future for any services provided as a director.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We have not entered into any other transaction, nor are there any proposed transactions, in which our sole executive officer and our directors, or any significant stockholder, or any member of the immediate family of any of the foregoing, had or is to have a direct or indirect material interest.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of our common stock as of December 12, 2011.  There is no other person or group of affiliated persons, known by us to beneficially own more than 5% of our common stock.

We have determined beneficial ownership in accordance with the rules of the Securities and Exchange Commission. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Unless otherwise indicated, the person identified in this table has sole voting and investment power with respect to all shares shown as beneficially owned by him, subject to applicable community property laws, and the address for each person listed in the table is c/o Contemporary Signed Books, Inc., 600 Lexington Avenue, 10th Floor, New York, NY 10022.

The percentage ownership information shown in the table below is calculated based on 3,150,000 shares of our common stock issued and outstanding as of December 12, 2011. We do not have any outstanding options, warrants or other securities exercisable for or convertible into shares of our common stock.

Title of Class	Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Class
Common Stock	Mary McClean	750,000	23.74%

Common Stock	Jeffrey Hillock	100,000	3.17%

Common Stock	Jacqui Samuels	100,000	3.17%

	All officers and directors as a group (3 persons)

We are unaware of any contract or other arrangement the operation of which may at a subsequent date result in a change in control of our Company.

We do not have any issued and outstanding securities that are convertible into common stock. Other than the shares covered by the registration statement of which this prospectus is a part, we have not registered any shares for sale by stockholders under the Securities Act. None of our stockholders are entitled to registration rights.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to our directors, officers or persons controlling us, we have been advised that it is the Securities and Exchange Commission’s opinion that such indemnification is against public policy as expressed in such act and is, therefore, unenforceable.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
RESULTS OF OPERATION

The following discussion of our financial condition and results of operation should be read in conjunction with the financial statements and related notes that appear elsewhere in this prospectus. This discussion contains forward-looking statements and information relating to our business that reflect our current views and assumptions with respect to future events and are subject to risks and uncertainties, including the risks in the section entitled Risk Factors beginning on page 3, that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

These forward-looking statements speak only as of the date of this prospectus. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, or achievements. Except as required by applicable law, including the securities laws of the United States, we expressly disclaim any obligation or undertaking to disseminate any update or revisions of any of the forward-looking statements to reflect any change in our expectations with regard thereto or to conform these statements to actual results.

Overview

We were incorporated in the state of Delaware on June 10, 2010. Our office is currently located at 600 Lexington Avenue, 10th Floor, New York, NY 10022. Our telephone number is (212) 319-0503.  Our primary website is www.contemporarysignedbooks.com. The information that is or will be contained on our website does not form a part of the registration statement of which this prospectus is a part.

We intend to develop an e-commerce market for our autographed books which we will offer through our website.  We will primarily derive revenue from the autographed books which will be sold on our website.

Activities to Date

A substantial portion of our activities to date has involved developing a business plan and establishing contacts and visibility in the marketplace, designing our website www.contemporarysignedbooks.com.  We have identified office space that we feel is adequate, although no formal written agreements have been entered into.

Revenues and Results of Operations

We have generated minimal revenues since our inception on June 10, 2010 to August 31, 2011.  During the period from inception to August 31, 2011, our operating expenses were primarily comprised of general and administrative expenses of $ 22,834.

Our total assets as of August 31, 2011 are $27,502, consisting of cash on hand and prepaid expenses.

Expenditures

The following chart provides an overview of our budgeted expenditures by significant area of activity over the next 12 months based on the level of funding we receive.  These amounts are estimates.

Amount
Books	8,000
Legal / Accounting	15,000
Invoicing and Shipping	800
Shelving	600
Book Covers	300
Storage Rent	0
Marketing/Advertising	20,000
Website Maintenance	6,000
Telephone	1,000
Employees	25,000
Miscellaneous Admin.	1,000
Total Expenses	$77,700

Legal and Accounting:  These amounts represent anticipated legal and accounting costs related to becoming an SEC reporting company.

Invoicing and Shipping: These amounts represent anticipated costs related to invoicing and shipping .autographed books that are sold.

Books, Shelving, Book Covers, and Storage Rent:  These amounts represent anticipated costs related to purchasing selected autographed books and related expenses.

Marketing/Advertising:  These amounts represent anticipated costs related to using search engines, such as Google Adwords and Yahoo Overture to attract customers.

Website Maintenance: These amounts represent additional anticipated costs related to developing the e-commerce website.

Telephone: These amounts represent anticipated internal telephone costs, including a combined telephone and fax line for our office as well as long distance service.

Employees:  This amount represents the salaries that we anticipate we will pay to support staff person if we receive the maximum level of funding. If we receive the average level of funding this position will be deferred to the start of year two of operations.

Miscellaneous Administration: These amounts represent anticipated expenditures for miscellaneous items that have not been accounted for or that is difficult to predict such as bank fees, entertainment, software and other office equipment.

Milestones

If we are successful in raising capital, outlined below are our milestones, on a quarter by quarter basis:

We will execute the initial stage of our marketing effort. We will also develop our website. We expect the legal and accounting fees associated with registration of our common stock and SEC regulatory compliance will be $15,000. We expect the marketing cost will be $5,000 and the website maintenance cost will be $1,000.

During quarter two, we will focus on business development and marketing and advertising efforts to attract more customers to our website. We will purchase approximately 125 books and hire an employee as our business develops. We expect the marketing and advertising cost will be $5,000 and website maintenance cost will be $2,000.We expect the cost to purchase books will be $3,000 and the cost to hire employee will be $12,500.

During quarter three, we will continue focus on executing our marketing and advertising effort to increase our customer base and continue to develop our website presence. We will purchase additional 200 books. We expect the marketing and advertising cost will be $5,000 and the website maintenance cost will be $2,000. We expect the cost in purchasing additional books will be $4,000.

During quarter four, we will focus on expanding our marketing initiatives and further developing our website. We will purchase more books and hire additional employees as our business increases. We expect the marketing and advertising cost will be $5,000 and the website maintenance cost will be $1,000. We expect the cost of purchasing additional books will be $1,000 and the cost of hiring an additional employee will be $5,000.

Purchase or Sale of Equipment

We have not purchased or sold, and we do not expect to purchase or sell, any plants or significant equipment over the twelve months.

Liquidity and Capital Resources

We are a development stage company with limited operating history. There is a limited operating history by which to evaluate the likelihood of our success or our ability to exist as a going concern. To date, we have generated minimal revenues from the sale of six books. We intend to use the net proceeds received from the sale of the 3,000,000 shares of common stock pursuant to the best efforts offering for the execution of our business plan although there can be no assurance that we will sell any of such shares and accordingly may receive no proceeds from the offering. We will require additional funding in order to continue operations beyond the first 12 months. If we do complete the implementation of our business plan, we may not be able to generate sufficient revenues to become profitable. We anticipate, although no assurance can be given, that our company will experience substantial growth during the next two years. Any period of growth and the start-up of the business are likely to be a significant challenge to us. We may never secure any additional funding necessary to continue our operations. At the present time, we have not made any arrangements to raise additional funds. If we need additional funds, we may seek to obtain additional funds through additional private placement(s) of equity or debt. We have no other financing plans at this time.

Going Concern Consideration

The report of our independent registered accounting firm expresses concern about our ability to continue as a going concern based on the absence an established source of revenue, recurring losses from operations, and our need for additional financing in order to fund our operations in 2011.  Please see footnote 3 to our financial statements for additional information.

Recently Issued Accounting Pronouncements

 In January 2010, the FASB issued Accounting Standards Update No. 2010-06, Improving Disclosures about Fair Value Measurements (“ASU No. 2010-06”).  ASU No. 2010-06 amends FASB ASC Topic 820, to require additional information to be disclosed principally regarding Level 3 measurements and transfers to and from Level 1 and 2.  In addition, enhanced disclosure is required concerning inputs and valuation techniques used to determine Level 2 and Level 3 measurements.  This guidance is generally effective for interim and annual reporting periods beginning after December 15, 2009; however, requirements to disclose separately purchases, sales, issuances, and settlements in the Level 3 reconciliation are effective for fiscal years beginning after December 15, 2010 (and for interim periods within such years).  The update did not have a material impact on the Company’s results of operations or financial position.

In February 2010, the FASB issued Accounting Standards Update No. 2010-09, Amendments to Certain Recognition and Disclosure Requirements (“ASU No. 2010-09”).  ASU No. 2010-09 amends FASB ASC Topic 855-10, Subsequent Events, to remove the requirement for an SEC filer to disclose the date through which subsequent events have been evaluated in both issued and revised financial statements.  This change alleviates potential conflicts between ASC 855-10 and the SEC’s requirements.  The update did not have a material impact on the Company’s results of operations or financial position.

In March 2010, the FASB issued Accounting Standards Update No. 2010-11, which is included in the Codification under ASC 815, Derivatives and Hedging (“ASC 815”).  This update clarifies the type of embedded credit derivative that is exempt from embedded derivative bifurcation requirements.  Only an embedded credit derivative that is related to the subordination of one financial instrument to another qualifies for the exemption.  This guidance is effective for interim and annual reporting periods beginning January 1, 2010.  The adoption of this standard did not have a material impact on the Company’s results of operations or financial position.

In April 2010, the FASB issued ASU No. 2010-13, Effect of Denominating the Exercise Price of a Share-Based Payment Award in the Currency of the Market in Which the Underlying Equity Security Trades  (“ASU 2010-13”). ASU 2010-13 addresses the classification of a share-based payment award with an exercise price denominated in the currency of a market in which the underlying equity security trades.  FASB ASC Topic 718 was amended to clarify that a share-based payment award with an exercise price denominated in the currency of a market in which a substantial portion of the entity’s equity securities trade shall not be considered to contain a market, performance or service condition. Therefore, such an award is not to be classified as a liability if it otherwise qualifies for equity classification. The amendments in ASU 2010-13 are effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2010, with early application permitted. The Company does not believe that the adoption of this standard will have a material impact on the Company’s results of operations or financial position.

In December 2010, the FASB issued ASU No. 2010-28, When to Perform Step 2 of the Goodwill Impairment Test for Reporting Units with Zero or Negative Carrying Amounts (“ASU 2010-28”). ASU 2010-28 modifies Step 1 of the goodwill impairment test for reporting units with zero or negative carrying amounts. This eliminates an entity’s ability to assert that a reporting unit is not required to perform Step 2 because the carrying amount of the reporting unit is zero or negative despite the existence of qualitative factors that indicate the goodwill is more likely than not impaired. ASU 2010-28 is effective for fiscal and interim periods beginning after December 15, 2010. The Company does not believe that the adoption of this standard will have a material impact on the Company’s results of operations or financial position.

In December 2010, the FASB issued ASU No. 2010-29, Disclosure of Supplementary Pro Forma Information for Business Combinations (“ASU 2010-29”). ASU 2010-29 specifies that if a public entity presents comparative financial statements, the entity should disclose revenue and earnings of the combined entity as though the business combination that occurred during the current year had occurred as of the beginning of the comparable prior annual reporting period only. ASU 2010-29 is effective prospectively for business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2010. The Company does not believe that the adoption of this standard will have a material impact on the Company’s results of operations or financial position.

In May 2011, the FASB issued ASU No. 2011-04, Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S.GAAP and IFRSs (“ASU 2011-04”) that provides clarification about the application of existing fair value measurements and disclosure requirements and expands certain other disclosure requirements. ASU 2011-04 amends U.S. GAAP to provide common fair value measurements and disclosure requirements with International Financial Reporting Standards. The amendments in this ASU are effective prospectively for interim and annual periods beginning after December 15, 2011, with no early adoption permitted. The Company does not believe that the adoption of this standard will have a material impact on the Company’s results of operations or financial position.

In June 2011, the FASB issued ASU No. 2011-05, Presentation of Comprehensive Income (“ASU No. 2011-05”) that improves the comparability, consistency, and transparency of financial reporting and increases the prominence of items reported in other comprehensive income by eliminating the option to present components of other comprehensive income as part of the statement of changes in stockholders’ equity.  ASU No. 2011-05 requires that all non-owner changes in stockholders’ equity be presented either in a single continuous statement of comprehensive income or in two separate but consecutive statements. In both methods, the entity is required to present on the face of the financial statements reclassification adjustments for items that are reclassified from other comprehensive income to net income in the statement(s) where the component of net income and the components of other comprehensive income are presented. ASU No. 2011-05 is effective for fiscal years, and interim periods within those years, beginning after December 15, 2011 and is to be applied retrospectively, with early adoption permitted. The Company does not believe that the adoption of this standard will have a material impact on the Company’s results of operations or financial position.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements.

WHERE YOU CAN GET MORE INFORMATION

In accordance with the Securities Act of 1933, we are filing with the SEC a registration statement on Form S-1, of which this prospectus is a part, covering the securities being offering by the selling stockholders. As permitted by rules and regulations of the SEC, this prospectus does not contain all of the information set forth in the registration statement. For further information regarding both our Company and our common stock, we refer you to the registration statement, including all exhibits and schedules, which you may inspect without charge at the public reference facilities of the SEC’s Washington, D.C. office, 100 F Street, N.E., Washington, D.C. 20549, on official business days during the hours of 10 A.M. and 3 P.M., and on the SEC Internet site at www.sec.gov. Information regarding the operation of the public reference rooms may be obtained by calling the SEC at 1-800-SEC-0330.

CONTEMPORARY SIGNED BOOKS, INC.
(A DEVELOPMENT STAGE COMPANY)

Financial Statements for the Year Ended August 31, 2011,
 for the Period from June 10, 2010 (Inception) to August 31, 2010, and for the Period from June 10, 2010 (Inception) to August 31, 2011 and Report of Independent Registered Public Accounting Firm

CONTEMPORARY SIGNED BOOKS, INC.
(A DEVELOPMENT STAGE COMPANY)

FINANCIAL STATEMENTS
AUGUST 31, 2011 AND 2010

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholders of
Contemporary Signed Books, Inc.

We have audited the accompanying balance sheets of Contemporary Signed Books, Inc. (the “Company”), a development stage company, as of August 31, 2011 and 2010, and the related statements of operations, changes in stockholders’ equity, and cash flows for the year ended August 31, 2011, for the period from June 10, 2010 (inception) to August 31, 2010, and for the period from June 10, 2010 (inception) to August 31, 2011.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required, nor have we been engaged to perform, an audit of its internal control over financial reporting.  Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentations.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Contemporary Signed Books, Inc. at August 31, 2011 and 2010, and the results of its operations and its cash flows for the year ended August 31, 2011, for the period from June 10, 2010 (inception) to August 31, 2010, and for the period from June 10, 2010 (inception) to August 31, 2011, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that Contemporary Signed Books, Inc. will continue as a going concern.  As more fully described in Note 6, the Company is a startup company subject to substantial business risks and uncertainties that has not generated revenues since inception.  These conditions raise substantial doubt about the Company’s ability to continue as a going concern.  Management’s plans in regard to these matters are also described in Note 6.  The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.

New York, New York
October 24, 2011

1

CONTEMPORARY SIGNED BOOKS, INC.
(A DEVELOPMENT STAGE COMPANY)

BALANCE SHEETS

	August 31, 2011	August 31, 2010

ASSETS
Current assets:
Cash (Note2)	$4,835	$16,000
Inventory (Note2)	2,179	-
Prepaid Expenses	43	-

Total current assets	7,057	16,000

Deferred registration costs (Note 2)	20,445	20,000

TOTAL ASSETS	$27,502	$36,000

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Short-term borrowing (Notes 5)	$10,000	$10,000
Accrued expenses and other current liabilities	8,463	3,950

Total current liabilities	18,463	13,950

Stockholders’ equity (Note 4):
Common stock, $0.001 par value per share, 10,000,000 shares authorized, and 3,150,000 shares issued and outstanding at August 31, 2011 and 2,600,000 shares issued and outstanding at August 31, 2010	3,150	2,600
Additional paid-in capital	28,350	23,400
Deficit accumulated during development stage	(22,461)	(3,950)

Total stockholders’ equity	9,039	22,050

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$27,502	$36,000

See accompanying notes to financial statements.

2

CONTEMPORARY SIGNED BOOKS, INC.
(A DEVELOPMENT STAGE COMPANY)

STATEMENTS OF OPERATIONS

		For the Period from	For the Period from
		June 10, 2010	June 10, 2010
	For the Year Ended August 31, 2011	(Inception) to August 31, 2010 (Cumulative)	(Inception) to August 31, 2011 (Cumulative)

Revenues	$495	$-	$495
Cost of goods sold	(122)	-	(122)

Gross profit	373	-	373

Operating expenses:
General and administrative expenses	18,884	3,950	22,834

Net (loss)	$(18,511)	$(3,950)	$(22,461)

(Loss) per common share, basic and diluted (Note 2)	$(0.01)	$(0.00)	$(0.01)

Weighted average shares outstanding, basic and diluted	2,951,096	2,600,000	2,934,375

See accompanying notes to financial statements.

3

CONTEMPORARY SIGNED BOOKS, INC.
(A DEVELOPMENT STAGE COMPANY)

STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY
FOR THE PERIOD FROM JUNE 10, 2010 (INCEPTION) TO AUGUST 31, 2011

		Additional	Deficit Accumulated During
	Common	Paid-in	Development
	Stock	Capital	Stage	Total

Initial capitalization	$2,600	$23,400	$-	$26,000
Net (loss)	-	-	(3,950)	(3,950)

Balance, August 31, 2010	2,600	23,400	(3,950)	22,050
Capital contributions	550	4,950	-	5,500
Net (loss)	-	-	(18,511)	(18,511)

Balance, August 31, 2011	$3,150	$28,350	$(22,461)	$9,039

See accompanying notes to financial statements.

4

CONTEMPORARY SIGNED BOOKS, INC.
(A DEVELOPMENT STAGE COMPANY)

STATEMENTS OF CASH FLOWS

		For the Period from	For the Period from
		June 10, 2010	June 10, 2010
	For the	(Inception) to	(Inception) to
	Year Ended August 31, 2011	August 31, 2010 (Cumulative)	August 31, 2011 (Cumulative)

Cash flows from operating activities:
Net (loss)	$(18,511)	$(3,950)	$(22,461)
Change in operating assets and liabilities:
Deferred registration costs	(445)	(20,000)	(20,445)
Prepaid expenses	(43)	-	(43)
Inventory	(2,179)	-	(2,179)
Accrued expenses and other current liabilities	4,513	3,950	8,463

Net cash (used in) operating activities	(16,665)	(20,000)	(36,665)

Cash flows from financing activities:
Capital contributions	5,500	26,000	31,500
Proceeds from short-term borrowing (Note 5)	-	10,000	10,000

Net cash provided by financing activities	5,500	36,000	41,500

Net change in cash	(11,165)	16,000	4,835
Cash, beginning of period	16,000	-	-

Cash, end of period	$4,835	$16,000	$4,835

See accompanying notes to financial statements.

5

CONTEMPORARY SIGNED BOOKS, INC.
(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS
AUGUST 31, 2011 AND 2010

1.	GENERAL

Organization and Business Nature

Contemporary Signed Books, Inc. (the “Company”) was incorporated in the State of Delaware on June 10, 2010 to collect and sell autographed first editions of contemporary fiction and non-fiction printed in the United States, which are considerably more valuable than unsigned copies of the same authors.

The Company is in the development stage and has generated limited revenues from operations and has no assurance of any future revenues.  The Company will require substantial additional funding to cover its operations.  There is no assurance that the Company will be able to obtain sufficient additional funds when needed, or that such funds, if available, will be obtainable on terms satisfactory to the Company.

2.	ACCOUNTING POLICIES

Cash and Cash Equivalents

The Company considers all liquid investments with an original maturity of three months or less that are readily convertible into cash to be cash equivalents.  The Company places its cash with high credit quality financial institutions.  Accounts at these institutions are insured by the Federal Deposit Insurance Corporation (FDIC) up to $250,000.  At August 31, 2011, the Company did not have cash balances which were in excess of the FDIC insurance limit.  The Company performs ongoing evaluations of these institutions to limit its concentration of risk exposure.  Management believes this risk is not significant due to the financial strength of the financial institutions utilized by the Company.

Inventory

Inventories consisting of finished goods are stated at the lower of cost or market determined by first-in, first-out method.

The Company establishes a reserve to mark down its inventory for estimated unmarketable inventory equal to the difference between the cost of inventory and the estimated net realizable value based on assumptions about age of the inventory, future demand and market conditions.  If actual market conditions are less favorable than those projected by management, additional inventory markdowns may be required.  There was no allowance for excessive or unusable inventory as of August 31, 2011 and 2010

6

CONTEMPORARY SIGNED BOOKS, INC.
(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS
AUGUST 31, 2011 AND 2010

2.	ACCOUNTING POLICIES (continued)

Deferred Registration Costs

Deferred registration costs are incremental costs incurred by the Company in connection with a proposed common stock offering to be charged against the gross proceeds of the offering.  Deferred registration costs do not include any allocation of salaries, overhead or similar costs. Deferred registration costs were $20,445 and $20,000 as of August 31, 2011 and 2010, respectively.

Income Taxes

The Company accounts for income taxes in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 740, Income Taxes, which requires the recognition of deferred income taxes for differences between the basis of assets and liabilities for financial statement and income tax purposes.  Deferred tax assets and liabilities represent the future tax consequence for those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled.  Deferred taxes are also recognized for operating losses that are available to offset future taxable income.  Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.  At August 31, 2011 and 2010, the Company has established full valuation allowances against deferred tax assets, recognized for operating losses, due to the uncertainty in realizing their benefits.  At August 31, 2011, the Company had $22,461 of unused operating losses expiring in 2031.

The Company adopted the provisions of FASB ASC 740-10-25.  The provisions prescribe a recognition threshold and measurement attribute for the recognition and measurement of tax positions taken or expected to be taken in income tax returns and require that uncertain tax positions are evaluated in a two-step process.

The Company is in the process of preparing and filing its federal income tax return for the year ended August 31, 2011 and 2010.  For year ended August 31, 2011 and for the period from June 10, 2010 (inception) to August 31, 2011, the Company recorded its State of Delaware franchise tax, filing fee, penalties, and interest of $575 as general and administrative expenses in the accompany statements of operations. As of August 31, 2011, franchise tax expense of $575 is included in accrued expenses and other current liabilities in the accompany balance sheets and was paid in October 2011.

No income taxes or interest were paid as of August 31, 2011.

7

CONTEMPORARY SIGNED BOOKS, INC.
(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS
AUGUST 31, 2011 AND 2010

2.	ACCOUNTING POLICIES (continued)

Fair Value of Financial Instruments

FASB ASC 820, Fair Value Measurements and Disclosures, defines fair value as the price that would be received upon sale of an asset or paid upon transfer of a liability in an orderly transaction between market participants at the measurement date and in the principal or most advantageous market for that asset or liability.  The fair value should be calculated based on assumptions that market participants would use in pricing the asset or liability, not on assumptions specific to the entity.  The Company did not identify any financial assets and liabilities that are required to be presented on the balance sheets at fair value.

Financial instruments include cash, short-term borrowing, and accrued expenses and other current liabilities.  As of August 31, 2011 and 2010, the carrying values of these financial instruments approximated their fair values due to the short term nature of these financial instruments.

Use of Estimates

The preparation of financial statements in accordance with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect certain reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Earnings per Share

Net income (loss) per share is calculated in accordance with FASB ASC 260, Earnings Per Share.  Basic net income (loss) per share is based upon the weighted average number of common shares outstanding.  Diluted net income (loss) per share is based on the assumption that all dilutive convertible shares and stock options were converted or exercised.  Dilution is computed by applying the treasury stock method.  Under this method, options and warrants are assumed to be exercised at the beginning of the period (or at the time of issuance, if later), and as if funds obtained thereby were used to purchase common stock at the average market price during the period.  Basic and diluted earnings per share are the same for the year ended August 31, 2011, for the period from June 10, 2010 (inception) to August 31, 2010, and for the period from June 10, 2010 (inception) to August 31, 2011 because the Company had no common stock equivalents.

8

CONTEMPORARY SIGNED BOOKS, INC.
(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS
AUGUST 31, 2011 AND 2010

3.	RECENTLY ISSUED ACCOUNTING STANDARDS

In January 2010, the FASB issued Accounting Standards Update No. 2010-06, Improving Disclosures about Fair Value Measurements (“ASU No. 2010-06”).  ASU No. 2010-06 amends FASB ASC Topic 820, to require additional information to be disclosed principally regarding Level 3 measurements and transfers to and from Level 1 and 2.  In addition, enhanced disclosure is required concerning inputs and valuation techniques used to determine Level 2 and Level 3 measurements.  This guidance is generally effective for interim and annual reporting periods beginning after December 15, 2009; however, requirements to disclose separately purchases, sales, issuances, and settlements in the Level 3 reconciliation are effective for fiscal years beginning after December 15, 2010 (and for interim periods within such years).  The update did not have a material impact on the Company’s results of operations or financial position.

In February 2010, the FASB issued Accounting Standards Update No. 2010-09, Amendments to Certain Recognition and Disclosure Requirements (“ASU No. 2010-09”).  ASU No. 2010-09 amends FASB ASC Topic 855-10, Subsequent Events, to remove the requirement for an SEC filer to disclose the date through which subsequent events have been evaluated in both issued and revised financial statements.  This change alleviates potential conflicts between ASC 855-10 and the SEC’s requirements.  The update did not have a material impact on the Company’s results of operations or financial position.

In March 2010, the FASB issued Accounting Standards Update No. 2010-11, which is included in the Codification under ASC 815, Derivatives and Hedging (“ASC 815”).  This update clarifies the type of embedded credit derivative that is exempt from embedded derivative bifurcation requirements.  Only an embedded credit derivative that is related to the subordination of one financial instrument to another qualifies for the exemption.  This guidance is effective for interim and annual reporting periods beginning January 1, 2010.  The adoption of this standard did not have a material impact on the Company’s results of operations or financial position.

9

CONTEMPORARY SIGNED BOOKS, INC.
(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS
AUGUST 31, 2011 AND 2010

3.	RECENTLY ISSUED ACCOUNTING STANDARDS (continued)

In April 2010, the FASB issued ASU No. 2010-13, Effect of Denominating the Exercise Price of a Share-Based Payment Award in the Currency of the Market in Which the Underlying Equity Security Trades  (“ASU 2010-13”). ASU 2010-13 addresses the classification of a share-based payment award with an exercise price denominated in the currency of a market in which the underlying equity security trades.  FASB ASC Topic 718 was amended to clarify that a share-based payment award with an exercise price denominated in the currency of a market in which a substantial portion of the entity’s equity securities trade shall not be considered to contain a market, performance or service condition. Therefore, such an award is not to be classified as a liability if it otherwise qualifies for equity classification. The amendments in ASU 2010-13 are effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2010, with early application permitted. The Company does not believe that the adoption of this standard will have a material impact on the Company’s results of operations or financial position.

In December 2010, the FASB issued ASU No. 2010-28, When to Perform Step 2 of the Goodwill Impairment Test for Reporting Units with Zero or Negative Carrying Amounts (“ASU 2010-28”). ASU 2010-28 modifies Step 1 of the goodwill impairment test for reporting units with zero or negative carrying amounts. This eliminates an entity’s ability to assert that a reporting unit is not required to perform Step 2 because the carrying amount of the reporting unit is zero or negative despite the existence of qualitative factors that indicate the goodwill is more likely than not impaired. ASU 2010-28 is effective for fiscal and interim periods beginning after December 15, 2010. The Company does not believe that the adoption of this standard will have a material impact on the Company’s results of operations or financial position.

In December 2010, the FASB issued ASU No. 2010-29, Disclosure of Supplementary Pro Forma Information for Business Combinations (“ASU 2010-29”). ASU 2010-29 specifies that if a public entity presents comparative financial statements, the entity should disclose revenue and earnings of the combined entity as though the business combination that occurred during the current year had occurred as of the beginning of the comparable prior annual reporting period only. ASU 2010-29 is effective prospectively for business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2010. The Company does not believe that the adoption of this standard will have a material impact on the Company’s results of operations or financial position.

10

CONTEMPORARY SIGNED BOOKS, INC.
(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS
AUGUST 31, 2011 AND 2010

3.	RECENTLY ISSUED ACCOUNTING STANDARDS (continued)

In May 2011, the FASB issued ASU No. 2011-04, Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S.GAAP and IFRSs (“ASU 2011-04”) that provides clarification about the application of existing fair value measurements and disclosure requirements and expands certain other disclosure requirements. ASU 2011-04 amends U.S. GAAP to provide common fair value measurements and disclosure requirements with International Financial Reporting Standards. The amendments in this ASU are effective prospectively for interim and annual periods beginning after December 15, 2011, with no early adoption permitted. The Company does not believe that the adoption of this standard will have a material impact on the Company’s results of operations or financial position.

In June 2011, the FASB issued ASU No. 2011-05, Presentation of Comprehensive Income (“ASU No. 2011-05”) that improves the comparability, consistency, and transparency of financial reporting and increases the prominence of items reported in other comprehensive income by eliminating the option to present components of other comprehensive income as part of the statement of changes in stockholders’ equity.  ASU No. 2011-05 requires that all non-owner changes in stockholders’ equity be presented either in a single continuous statement of comprehensive income or in two separate but consecutive statements. In both methods, the entity is required to present on the face of the financial statements reclassification adjustments for items that are reclassified from other comprehensive income to net income in the statement(s) where the component of net income and the components of other comprehensive income are presented. ASU No. 2011-05 is effective for fiscal years, and interim periods within those years, beginning after December 15, 2011 and is to be applied retrospectively, with early adoption permitted. The Company does not believe that the adoption of this standard will have a material impact on the Company’s results of operations or financial position.

11

CONTEMPORARY SIGNED BOOKS, INC.
(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS
AUGUST 31, 2011 AND 2010

4.	SHARE CAPITAL

	Number of shares	Amount

Authorized:
Common stock at $0.001 par value per share	10,000,000	$10,000

At August 31, 2011 and August 31, 2010	10,000,000	$10,000

Issued and outstanding:
Common stock at $0.001 par value per share	3,150,000	$3,150

At August 31, 2011	3,150,000	$3,150

Issued and outstanding:
Common stock at $0.001 par value per share	2,600,000	$2,600

At August 31, 2010	2,600,000	$2,600

5.	SHORT-TERM BORROWING

Short-term borrowing of $10,000 as of August 31, 2011 and 2010 represents a non-interest bearing loan obtained from an unrelated third party on July 15, 2010 to cover the Company’s cash flow needs.  Subsequent to the year ended in October 2011, the loan was forgiven by the third party.

12

CONTEMPORARY SIGNED BOOKS, INC.
(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS
AUGUST 31, 2011 AND 2010

6.	GOING CONCERN/RISKS AND UNCERTAINTIES

The Company’s financial statements have been presented on the basis that it is a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.  The Company is a startup company subject to the substantial business risks and uncertainties inherent to such an entity, including the potential risk of business failure.  This raises substantial doubt about the Company’s ability to continue as a going concern.  The reasons for the substantial doubt along with management’s plans are as follows.

The Company has generated very limited revenues since inception.  While the Company is attempting to commence operations and generate revenues, the Company’s cash position may not be sufficient to support the Company’s daily operations.  Management intends to raise additional funds through the issuance of equity or debt securities.  Management believes that the actions presently being taken to implement its business plan and to generate revenues provide the opportunity for the Company to continue as a going concern.  While the Company believes in the viability of its strategy to generate revenues and in its ability to raise additional funds, there can no assurances to that effect.  The Company’s continuation as a going concern and its ability to emerge from the development stage with any planned principal business activity is dependent upon the continued financial support from its stockholders and its ability to obtain the necessary equity or debt financing and attain profitable operations.

The accompanying financial statements do not include any adjustments that would be necessary should the Company be unable to continue as a going concern.

13

CONTEMPORARY SIGNED BOOKS INC.
(A DEVELOPMENT STAGE COMPANY)
[______________]
INDEX TO FINANCIAL STATEMENTS

Until March 15, 2012,  90 days from date of prospectus, all dealers effecting transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer’s obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

You should rely only on the information contained in this prospectus. We have not authorized any dealer, salesperson or other person to give you different information. This prospectus does not constitute an offer to sell nor are they seeking an offer to buy the securities referred to in this prospectus in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus and the documents incorporated by reference are correct only as of the date shown on the cover page of these documents, regardless of the time of the delivery of these documents or any sale of the securities referred to in this prospectus.

CONTEMPORARY SIGNED BOOKS, INC.

6,150,000
 Shares
 of
 Common Stock

PROSPECTUS

December 14, 2011

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. Other Expenses of Issuance and Distribution

The following table sets forth the expenses in connection with the issuance and distribution of the securities being registered hereby. All such expenses will be borne by the registrant.

Name of Expense	Amount
Securities and Exchange Commission registration fee	$
Legal, accounting fees and expenses (1)	$
Edgar filing, printing and engraving fees (1)	$
Total (1)	$
(1) Estimated.

ITEM 14. Indemnification of Directors and Officers

The Company has included in its Articles of Incorporation provisions to indemnify its directors and officers to the extent permitted by Delaware Law. The Articles of Incorporation also include provisions to eliminate the personal liability of its directors and officers to the Company and its stockholders to the fullest extent permitted by Delaware law. Under current law, such exculpation would extend to an officer’s or director’s breaches of fiduciary duty, except for (i) breaches of such person’s duty of loyalty; (ii) those instances where such person is found not to have acted n good faith, (iii) those instances where such person received an improper personal benefit as the result of such breach and (iv) act in violation of Section 174 of the Delaware General Corporation Law (“DGL”).

Our Bylaws provide that we will indemnify our directors, officers and employees against judgments, fines, and amounts paid in settlement and reasonable expenses.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and control persons pursuant to the foregoing provisions or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy, and is, therefore, unenforceable.

ITEM 15. Recent Sales of Unregistered Securities

During the period between July 1, 2010 and March 28, 2011, we issued 3,150,000 shares of our common stock to each of 34 investors, for a purchase price of $ 0.01 per share, or aggregate proceeds of $ 31,500.

The shares were issued in a transaction not registered under the Securities Act in reliance upon the exemption provided under Section 4(2) of the Securities Act and/or Regulation D promulgated by the Securities and Exchange Commission.  We believed that the exemption was available because the offer and sale of the securities did not involve a public offering and because of the limited number of recipients, each of the purchaser’s representation of sophistication in financial matters, and his access to information concerning our Company.

ITEM 16. Exhibits and Financial Statement Schedules

(a) Exhibits:

The following exhibits are filed as part of this registration statement:

Exhibit	Description
3.1	Articles of Incorporation of Registrant.
3.2	*Bylaws of Registrant.
4.1	*Specimen Common Stock Certificate.
5.1	Legal Opinion of Gersten Savage LLP.
10.1	Form of Subscription Agreement related to the July 1, 2011 Regulation D private placement.
23.1	Consent of Wei & Wei Co., LLP
23.2	Consent of Gersten Savage LLP (incorporated in Exhibit 5.1)

*To be filed by Amendment

Undertakings

The undersigned Registrant hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)           to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Act”);

(ii)           to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most-recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)           to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)           That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)           Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(5)           That, for the purpose of determining liability under the Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Signatures

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, on December 14, 2011.

CONTEMPORARY SIGNED BOOKS, INC.

By:	/s/ Mary McClean
Name:
Title:	CEO/President and Director
(principal executive officer, principal
financial officer and principal accounting officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.
Name	Title	Date

/s/ Mary McClean	CEO/President and Director
	(principal executive officer, principal financial officer and principal accounting officer)	December 14, 2011
December 14, 2011
/s/ Jeffrey Hillock	Vice President and Director

December 14, 2011
/s/ Jacqui Samuels	Secretary/Treasurer

INDEX TO EXHIBITS

Exhibit	Description
3.1	Articles of Incorporation of Registrant.
3.2	*Bylaws of Registrant.
4.1	*Specimen Common Stock Certificate.
5.1	Legal Opinion of Gersten Savage LLP.
10.1	Form of Subscription Agreement related to the Regulation D private placement.
23.1	Consent of Wei & Wei Co., LLP.
23.2	Consent of Gersten Savage LLP (incorporated in Exhibit 5.1)

*To be filed by Amendment